Exhibit 23.1

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S CONSENT

We consent to the inclusion in this Registration Statement of PSQ Holdings, Inc. (the “Company”) on Post-Effective Amendment No. 1 to Form S-1 (File No. 333-273830) of our report dated March 14, 2024, with respect to our audits of the consolidated financial statements of the Company as of December 31, 2023 and 2022 and for each of the years in the two-year period ended December 31, 2023. We also consent to the reference to our Firm under the heading “Experts” in such Registration Statement.

Melville, NY

May 3, 2024

An Independent Member of Urbach Hacker Young International